SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

 ____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  August 15, 2011

 ZAGG Inc.
 (Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (801) 263-0699

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.02 – Results of Operations and Financial Condition
Section 7 – Regulation FD
Item 7.01 – Regulation FD Disclosure

On Monday, August 15, 2011, ZAGG Inc. (the “Registrant”) issued a press release announcing the results of operations for the quarter and six months ended June 30, 2011 and made publicly available certain supplemental financial information.  The supplemental financial information is furnished with this report as Exhibit 99.1 and the press release is furnished with this report as Exhibit 99.2, and both are incorporated by reference into this Item 2.02.  A written transcript of our second quarter 2011 earnings conference call held on August 15, 2011 is furnished with this Form 8-K as Exhibit 99.3.  The Company would like to clarify two remarks made during the earnings conference call:

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It was noted during the conference call that the Company had negative cash flow from operations during the second quarter.  In actuality, the Company had positive cash flow from operating activities of $2.9 million for the three months ended June 30, 2011.  For the six months ended June 30, 2011, the Company had negative cash flow from operating activities of $2.2 million.

•
It was noted during the conference call that Walmart was a 10% customer of the Company.  Walmart is a significant customer of iFrogz, but as operations included in the Company’s three and six month ended June 30, 2011 statement of operations included only nine days of iFrogz operations, Walmart did not constitute a 10% revenue customer for the three and six months ended June 30, 2011.

The information furnished under items 2.02, 7.01, and 9.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01       Financial Statements and Exhibits

Exhibit No.	Description
99.1	Supplemental Financial Information for the Quarter and Six Months Ended June 30, 2011
99.2	Press Release Dated August 15, 2011
99.3	Transcript of second quarter 2011 earnings conference call held on August 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc.

Date: August 17, 2011	By:	/s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer

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